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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

The Board of Directors
GE Financial Assurance Holdings, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-40159) on Form S-3 of GE Financial Assurance Holdings, Inc. of our reports dated January 15, 2002, except for Note 18 which is dated February 2, 2002, relating to the consolidated balance sheets of GE Financial Assurance Holdings, Inc. and subsidiaries as of December 31, 2001, and 2000, and the related consolidated statements of income, shareholder's interest, and cash flows for each of the years in the three-year period ended December 31, 2001, and all related schedules, which reports appear in the December 31, 2001, annual report on Form 10-K of GE Financial Assurance Holdings, Inc. Our reports refer to a change in the Company's method of accounting for derivatives in 2001 and insurance-related assessments in 1999.

                                  /s/ KPMG LLP

Richmond, Virginia
March 8, 2002